Exhibit 99.1

Intellinetics Grows Annual Revenue 22% in 2022

SaaS Annual Revenue Increases 179%, Now at 29% of Total Revenue

Reflecting Successful Acquisition and Transition toward SaaS Model

COLUMBUS, OH –March 27, 2023 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three and 12 months ended December 31, 2022.

2022 Fourth Quarter Financial Highlights

●	Total Revenue increased 47% over the same period in 2021.
●	Software as a Service revenue increased 212% over the same period in 2021.
●	As a percent of total revenue, SaaS revenue increased to 30% from 14% for the same period in 2021.
●	Net Income increased 664% to $200,784, compared to $26,295 for the same period in 2021.
●	Adjusted EBITDA increased 105% to $691,141, compared to $337,925 from the same period in 2021.

2022 12-Month Financial Highlights

●	Total Revenue increased 22% over the same period in 2021.
●	Software as a Service revenue increased 179% over the same period in 2021.
●	As a percent of total revenue, SaaS revenue increased to 29% from 13% in 2021.
●	Net Income of $24,027, compared to $1,357,951 for the same period in 2021.

○	2021 included other income of $845,083 for forgiveness of the PPP loan and interest, and $141,414 in charges for change in fair value of earnout.
○	2022 included $87,652 of charges for change in fair value of earnout and $355,281 of transaction costs.

●	Adjusted EBITDA increased 41% to approximately $2.4 million, compared to approximately $1.7 million for the same period in 2021.

2022 Other Highlights

●	On April 1, 2022 we completed the acquisition of Yellow Folder, LLC. This acquisition more than doubled software as a service (SaaS) revenue, added positive cash flow in 2022, and approximately doubled our customer count in the K-12 education market.
●	Simultaneously with the acquisition, we completed $8.7 million in equity and debt financing.
●	SaaS revenues continue to be strong for 2022, growing 179% including the Yellow Folder acquisition and growing 34% organically.

	For the years ended December 31,
	2022	2021

Revenues:
Sale of software	$159,084	$78,450
Software as a service	4,017,409	1,441,683
Software maintenance services	1,387,885	1,350,470
Professional services	7,357,937	7,468,716
Storage and retrieval services	1,094,613	1,120,946
Total revenues	$14,016,928	$11,460,265

James F. DeSocio, President & CEO of Intellinetics, stated, “This was a milestone year for Intellinetics, as we leveraged the successful acquisition of Yellow Folder and the benefits of our transition to a SaaS business model to achieve higher and sustainable profitability. We enter 2023 with great optimism and significant opportunities, poised to continue to grow both organically and inorganically. Revenue from SaaS continues to grow as a percent of our total revenue, and recurring revenue increased to 62% of total revenue from 53% in 2021 giving us improved visibility into our revenue and facilitating operating leverage.”

Summary – 2022 Fourth Quarter Results

Revenues for the three months ended December 31, 2022 were $4,038,146 as compared with $2,744,038 for the same period in 2021. The increase was largely driven by our acquisition of Yellow Folder in April 2022 combined with organic growth. In addition to our acquisition growth, our SaaS and software maintenance revenues continued to grow. Intellinetics reported net income of $200,784 and $26,295 for the three months ended December 31, 2022 and 2021, respectively, representing an improvement of $174,489. The improvement in results was further enhanced by favorable comparison in earnout fair value operating expenses. Basic and diluted net income per share for the three months ended December 31, 2022 was $0.05 and $0.04, respectively. Basic and diluted net loss per share for the three months ended December 31, 2021 was $0.01. Our adjusted EBITDA improved year over year by $353,216, which was driven by improved operations and demonstrates the value of the 2022 acquisition.

Summary – 2022 12-Month Results

Revenues for the 12 months ended December 31, 2022 were $14,016,928 as compared with $11,460,265 for the same period in 2021. The increase was largely driven by the acquisition of Yellow Folder in April 2022 combined with organic growth. We reported net income of $24,027, or $0.01 per basic and diluted share, for the 12 months ended December 31, 2022 compared to net income of $1.4 million, or $0.48 per basic share and $0.44 per diluted share, for the same period in 2021. Major impact items included a $845,000 gain on extinguishment of debt related to the PPP loan in 2021, as well as transaction costs of $355,281 in 2022 (compared to none in the same period in 2021), incurred in support of our acquisition on April 1, 2022. The 12 months ended December 31, 2022 included an increase in Adjusted EBITDA of 41% to $2.4 million, compared to $1.7 million from the same period in 2021.

2023 Outlook

Based on management’s current plans and assumptions, the Company expects to continue to grow revenues and Adjusted EBITDA on a year-over-year basis for 2023.

Conference Call

Intellinetics is holding a conference call to discuss these results on Monday, March 27, 2023, at 4:30 p.m. Eastern Time. The conference call can be accessed by dialing (877) 407-8133 (toll-free) or (201) 689-8040. If you are unable to participate during the live call, a replay of the conference call will be available approximately three hours after the completion of the call through April 10, 2023. The replay of the call can be accessed via phone by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13737111.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, future revenues, including 2023 revenues, outlook, and future revenue streams from new and existing customers, sustainable profitability, continued growth of SaaS revenue, future cash flow, cross-selling efforts and other synergies associated with our acquisition of Yellow Folder and the success of our integration efforts; revenue consistency, growth and long-term value, including trends in revenue growth and mix; growth of software as a service, professional services, and maintenance revenue; market penetration; execution of Intellinetics’ business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risks associated with the effect of changing economic conditions including inflationary pressures, the impact of COVID-19 and related governmental actions and orders on customers, suppliers, employees and the economy and our industry, Intellinetics’ ability to execute on its business plan and strategy, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

FNK IR

Tom Baumann / Rob Fink

646.349.6641 / 646.809.4048

INLX@fnkir.com

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Loss, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, stock-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended December 31,
	2022	2021
Net income - GAAP	$200,784	$26,295
Interest expense, net	209,758	112,775
Depreciation and amortization	218,947	111,693
Change in fair value of earnout liabilities	(57,347)	64,203
Stock-based compensation	118,999	22,959
Adjusted EBITDA	$691,141	$337,925

	For the Twelve months Ended December 31,
	2022	2021
Net income - GAAP	$24,027	$1,357,951
Interest expense, net	803,294	452,120
Depreciation and amortization	722,197	413,932
Transaction costs	355,281	-
Stock-based compensation	421,450	149,753
Change in fair value of earnout liabilities	87,652	141,414
Gain on extinguishment of debt	-	(845,083)
Adjusted EBITDA	$2,413,901	$1,670,087

Recurring Revenue: Recognized revenue for any applicable period that we characterize as being recurring in nature, without regard to contract start or end dates or renewal rates. It includes the following revenue types: SaaS subscription agreements, maintenance contracts related to perpetual software licenses, storage and retrieval services, and professional services revenues in the nature of business process outsourcing. It excludes revenues of a type that are not expected to recur, primarily perpetual licenses, most document conversion services, and other professional services that are project based. Recurring revenue is not determined by reference to deferred revenue, unbilled revenue, or any other GAAP financial measure over any period, so the Company has not reconciled the Recurring Revenues to any GAAP measure. Recurring revenue should not be extrapolated into a precise prediction of future revenues, because it does not take into account our contract start and end dates and our renewal rates. Management believes that reviewing this metric, in addition to GAAP results, helps investors and financial analysts understand the value of Intellinetics’ recurring revenue streams versus prior periods.

Reconciliation of revenues to recurring revenues:

	For the years ended December 31,
	2022	2021

Revenues as reported:
Sale of software	$159,084	$78,450
Software as a service	4,017,409	1,441,683
Software maintenance services	1,387,885	1,350,470
Professional services	7,357,937	7,468,716
Storage and retrieval services	1,094,613	1,120,946
Total revenues	$14,016,928	$11,460,265

Revenues – recurring only:
Sale of software – recurring	$-	$-
Software as a service – recurring	3,723,409	1,267,683
Software maintenance services – recurring	1,387,885	1,350,470
Professional services – recurring	2,685,208	2,639,840
Storage and retrieval services – recurring	884,653	786,647
Total recurring revenues	$8,681,155	$6,044,640

Revenues – non-recurring only:
Sale of software – non-recurring only	$159,084	$78,450
Software as a service – non-recurring only[1]	294,000	174,000
Software maintenance services – non-recurring only	-	-
Professional services – non-recurring only	4,672,729	4,828,876
Storage and retrieval services – non-recurring only	209,960	334,299
Total non-recurring revenues	$5,335,773	$5,415,625

Total recurring and non-recurring revenues	$14,016,928	$11,460,265

Note 1 – Software as a service non-recurring revenue is comprised of professional services setup fees which are recognized ratably over the initial contract period. They do not renew, and are therefore non-recurring. Under ASC 606, they are deemed essential to the functionality of the subscription Software as a service, and are therefore recognized together with the subscription Software as a service revenue.

Total Contract Value: Estimated total future revenues from contracts signed during the period. This refers to contracts or projects that have been awarded by our customers, and it presumes the provision of all software, subscription services, and/or professional services, with no termination of any awarded contracts. There can be no guarantee that all work will be completed during any fiscal period, or that the contracts will not be terminated before all the estimated future revenues are earned, received, and/or recognized. Total Contract Value is a performance measure that the Company believes provides useful information to its management and investors as it allows the Company to better track the Company’s current sales performance, without any adjustment to exclude revenues that will not be earned, received, or recognized until future periods. Total Contract Value includes new sales in all our revenue categories, including SaaS, perpetual software licenses, maintenance, storage and retrieval, and professional services, to new or existing customers. It excludes renewals (and price increases on renewals if any). Total Contract Value is not a substitute for total revenue. There is no GAAP measure that is comparable to Total Contract Value, so the Company has not reconciled the Total Contract Value to any GAAP measure.

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Balance Sheets

	December 31,	December 31,
	2022	2021

ASSETS
Current assets:
Cash	$2,696,481	$1,752,630
Accounts receivable, net	1,121,083	1,176,059
Accounts receivable, unbilled	596,410	444,782
Parts and supplies, net	73,221	76,691
Contract assets	80,378	78,556
Prepaid expenses and other current assets	325,466	155,550
Total current assets	4,893,039	3,684,268

Property and equipment, net	1,068,706	1,091,780
Right of use assets, operating	3,200,191	3,841,612
Right of use asset, finance	154,282	-
Intangible assets, net	4,419,646	968,496
Goodwill	5,789,821	2,322,887
Other assets	417,457	53,089
Total assets	$19,943,142	$11,962,132

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$370,300	$181,521
Accrued compensation	411,683	343,576
Accrued expenses	114,902	161,862
Lease liabilities, operating - current	692,074	616,070
Lease liability, finance - current	22,493	-
Deferred revenues	2,754,064	1,194,649
Deferred compensation	-	100,828
Earnout liabilities - current	700,000	958,818
Notes payable - current	936,966	-
Total current liabilities	6,002,482	3,557,324

Long-term liabilities:
Notes payable - net of current portion	2,085,035	1,754,527
Notes payable - related party	529,084	-
Lease liabilities, operating - net of current portion	2,624,608	3,316,682
Lease liability, finance - net of current portion	133,131	-
Earnout liabilities - net of current portion	-	671,863
Total long-term liabilities	5,371,858	5,743,072
Total liabilities	11,374,340	9,300,396

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,073,757 and 2,823,072 shares issued and outstanding at December 31, 2022 and 2021, respectively	4,074	2,823
Additional paid-in capital	30,179,017	24,297,229
Accumulated deficit	(21,614,289)	(21,638,316)
Total stockholders’ equity	8,568,802	2,661,736
Total liabilities and stockholders’ equity	$19,943,142	$11,962,132

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Operations

	For the Twelve Months Ended December 31,
	2022	2021

Revenues:
Sale of software	$159,084	$78,450
Software as a service	4,017,409	1,441,683
Software maintenance services	1,387,885	1,350,470
Professional services	7,357,937	7,468,716
Storage and retrieval services	1,094,613	1,120,946
Total revenues	14,016,928	11,460,265

Cost of revenues:
Sale of software	64,577	14,828
Software as a service	701,433	333,001
Software maintenance services	79,738	81,641
Professional services	3,908,205	3,709,348
Storage and retrieval services	353,817	378,465
Total cost of revenues	5,107,770	4,517,283

Gross profit	8,909,158	6,942,982

Operating expenses:
General and administrative	4,945,214	4,044,296
Change in fair value of earnout liabilities	87,652	141,414
Transaction costs	355,281	-
Sales and marketing	1,971,493	1,378,352
Depreciation and amortization	722,197	413,932

Total operating expenses	8,081,837	5,977,994

Income from operations	827,321	964,988

Other (expense) income
Gain on extinguishment of debt	-	845,083
Interest expense	(803,294)	(452,120)

Total other (expense) income, net	(803,294)	392,963

Income before income taxes	24,027	1,357,951

Net income	$24,027	$1,357,951

Basic net income per share:	$0.01	$0.48
Diluted net income per share:	$0.01	$0.44

Weighted average number of common shares outstanding - basic	3,767,299	2,822,972
Weighted average number of common shares outstanding - diluted	4,295,817	3,104,820

INTELLINETICS, INC. and SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Twelve Months Ended December 31,
	2022	2021

Cash flows from operating activities:
Net income	$24,027	$1,357,951
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	722,197	413,932
Bad debt expense (recovery)	42,129	(11,187)
Loss on disposal of fixed assets	24,473	-
Parts and supplies reserve change	-	9,000
Amortization of deferred financing costs	216,381	103,739
Amortization of debt discount	102,400	106,666
Right of use asset, operating	641,421	635,649
Amortization of right of use asset, finance	6,708	-
Stock issued for services	57,500	57,500
Stock option compensation	363,950	92,253
Gain on extinguishment of debt	-	(845,083)
Change in fair value of earnout liabilities	87,652	141,414
Changes in operating assets and liabilities:
Accounts receivable	81,227	(372,492)
Accounts receivable, unbilled	(151,628)	78,740
Parts and supplies	3,470	(5,907)
Prepaid expenses and other current assets	(176,596)	(93,745)
Accounts payable and accrued expenses	173,480	141,562
Lease liabilities, operating, current and long-term	(616,070)	(618,986)
Deferred compensation	(100,828)	-
Accrued interest, current and long-term	-	442
Deferred revenues	486,885	198,518
Total adjustments	1,964,751	32,015
Net cash provided by operating activities	1,988,778	1,389,966

Cash flows from investing activities:
Cash paid to acquire business	(6,383,269)	-
Capitalization of internal use software	(376,345)	(38,305)
Purchases of property and equipment	(200,980)	(552,180)
Net cash used in investing activities	(6,960,594)	(590,485)

Cash flows from financing activities:
Payment of earnout liabilities	(1,018,333)	(954,733)
Proceeds from issuance of common stock	5,740,758	-
Offering costs paid on issuance of common stock and notes	(746,342)	-
Proceeds from notes payable	2,364,500	-
Proceeds from notes payable - related parties	600,000	-
Principal portion of finance lease liability	(5,366)	-
Repayment of notes payable	(1,019,550)	-
Net cash provided by (used in) financing activities	5,915,667	(954,733)

Net increase (decrease) in cash	943,851	(155,252)
Cash - beginning of period	1,752,630	1,907,882
Cash - end of period	$2,696,481	$1,752,630

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$496,805	$242,545
Cash paid during the period for income taxes	$12,888	$4,595

Supplemental disclosure of non-cash financing activities:
Discount on notes payable for warrants	$169,900	$-
Discount on notes payable - related parties for warrants	43,113	-
Right-of-use asset obtained in exchange for operating lease liability	-	1,836,256
Right-of-use asset obtained in exchange for finance lease liability	160,990	-

Supplemental disclosure of non-cash investing activities relating to business acquisitions:
Accounts receivable	$68,380	$-
Prepaid expenses	38,913	-
Property and equipment	30,018	-
Intangible assets	3,888,000	-
Goodwill	3,466,934	-
Accounts payable	(36,446)	-
Deferred revenues	(1,072,530)	-
Net assets acquired in acquisition	6,383,269	-
Cash used in business acquisition	$6,383,269	$-